Exhibit 107

CALCULATION OF FILING FEE TABLE

424H
(Form Type)

EFCAR, LLC
(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes	Other	$120,500,000	100%	$120,500,000	0.0000927	$11,170.35
	Asset-Backed Securities	Class A-2 Asset-Backed Notes	Other	$234,000,000	100%	$234,000,000	0.0000927	$21,691.80
	Asset-Backed Securities	Class A-3 Asset-Backed Notes	Other	$201,740,000	100%	$201,740,000	0.0000927	$18,701.30
	Asset-Backed Securities	Class B Asset-Backed Notes	Other	$159,680,000	100%	$159,680,000	0.0000927	$14,802.34
	Asset-Backed Securities	Class C Asset-Backed Notes	Other	$148,560,000	100%	$148,560,000	0.0000927	$13,771.51
	Asset-Backed Securities	Class D Asset-Backed Notes	Other	$144,470,000	100%	$144,470,000	0.0000927	$13,392.37
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$93,529.67
	Total Fees Previously Paid
	Total Fee Offsets							$25,702.02
	Net Fees Due							$67,827.65
(1)  Estimated solely for purposes of calculating registration fee.
(2)  Pursuant to rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	EFCAR, LLC	424H	333-233850	February 9, 2022		$3,272.31	Asset-Backed Notes	Class A-1 Asset-Backed Notes	$35,300,000	$35,300,000
Fee Offset Claims	EFCAR, LLC	424H	333-233850	February 9, 2022		$6,755.05	Asset-Backed Notes	Class A-2 Asset-Backed Notes	$72,870,000	$72,870,000
Fee Offset Claims	EFCAR, LLC	424H	333-233850	February 9, 2022		$3,682.05	Asset-Backed Notes	Class A-3 Asset-Backed Notes	$39,720,000	$39,720,000
Fee Offset Claims	EFCAR, LLC	424H	333-233850	February 9, 2022		$4,250.30	Asset-Backed Notes	Class B Asset-Backed Notes	$45,850,000	$45,850,000
Fee Offset Claims	EFCAR, LLC	424H	333-233850	February 9, 2022		$3,929.56	Asset-Backed Notes	Class C Asset-Backed Notes	$42,390,000	$42,390,000
Fee Offset Claims	EFCAR, LLC	424H	333-233850	February 9, 2022		$3,812.75	Asset-Backed Notes	Class D Asset-Backed Notes	$41,130,000	$41,130,000
Fee Offset Sources	EFCAR, LLC	424H	333-233850		February 9, 2022						$25,702.02

(3)  EFCAR, LLC has completed the offering related to the unsold securities for which a filing fee of $25,702.02 was previously paid on February 9, 2022.